UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive, Suite 325

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 865-0700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On June 15, 2015, HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”), issued a press release announcing that it had delivered a letter (the “Letter”) to the Board of Directors of MCG Capital Corporation (“MCG”) addressing certain statements MCG made in its most recent investor presentation relating to the offer letter sent by the Company to MCG on May 19, 2015, as amended on June 2, 2015 and June 3, 2015 (collectively, the “Revised Offer”). The Letter amends the Revised Offer such that the Company agrees to reimburse MCG the $7 million termination fee payable to PennantPark Floating Rate Capital under MCG’s current merger agreement with PennantPark, and issue $13.35 million of the Company’s stock to MCG in the event that a transaction with the Company cannot be consummated because (i) the Company cannot complete its registration statement, (ii) the Company is permanently enjoined from acquiring MCG as a result of the provisions of certain U.S. Securities and Exchange Commission settlements, or (iii) issues arise under the Investment Advisors Act of 1940.

The press release issued on June 15, 2015, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01    OTHER EVENTS.

The first paragraph of Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit No.	Description
99.1	HC2 Holdings, Inc. Press Release dated June 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: June 15, 2015	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated June 15, 2015